Exhibit 99.1
For immediate release
Beyond Meat® Reports Third Quarter 2025 Financial Results

EL SEGUNDO, Calif. — November 10, 2025 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its third quarter ended September 27, 2025.

Third Quarter 2025 Financial Highlights1

•Net revenues were $70.2 million, a decrease of 13.3% year-over-year.
•Gross profit was $7.2 million, or gross margin of 10.3%, compared to gross profit of $14.3 million, or gross margin of 17.7%, in the year-ago period.
◦Gross profit and gross margin included $1.7 million in expenses related to the suspension and substantial cessation of the Company’s operational activities in China.
•Loss from operations was $112.3 million, or operating margin of -160.0%, compared to loss from operations of $30.9 million, or operating margin of -38.2%, in the year-ago period.
◦Loss from operations included $77.4 million in non-cash impairment charges related to certain of the Company’s long-lived assets.
◦Loss from operations also included the following charges recorded in operating expenses: $0.8 million in certain non-routine SG&A expenses; $0.7 million in incremental legal and other fees and expenses associated with arbitration proceedings related to a previously-disclosed contractual dispute with a former co-manufacturer; and $0.6 million in costs related to a partial lease termination of a portion of the Company’s campus headquarters building in El Segundo, California (the “Campus Headquarters”).
•Net loss was $110.7 million, or $1.44 per common share, compared to net loss of $26.6 million, or $0.41 per common share, in the year-ago period.
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

◦Net loss in aggregate included $81.2 million in expenses related to non-cash impairment charges related to certain of the Company’s long-lived assets, the suspension and substantial cessation of the Company’s operational activities in China, certain non-routine SG&A expenses, incremental arbitration-related legal expenses, and costs related to a partial lease termination of a portion of the Company’s Campus Headquarters.
•Adjusted EBITDA was a loss of $21.6 million, or -30.8% of net revenues, compared to an Adjusted EBITDA loss of $19.8 million, or -24.4% of net revenues, in the year-ago period.

Beyond Meat President and CEO Ethan Brown commented, "As we approach the end of 2025, we’ve achieved three important building blocks for our broader transformation efforts. These are significantly reducing our overall leverage in connection with the previously announced exchange of substantially all of our 2027 convertible notes; meaningfully extending our debt maturity; and finally, adding substantial liquidity to our balance sheet.”

Brown continued “Simultaneously, we are taking equally strong measures to accelerate our path to sustainable operations, including pursuing further and sizable cost reductions, gross margin expansion investments and targeted strategic growth initiatives. Though category headwinds and an accompanying softer top-line continue to weigh on and reverberate throughout our current performance, including our Q3 results, we are closing out the year with a much improved balance sheet, important transformation spadework underway, and genuine optimism and excitement regarding our future.”

Third Quarter 2025

Net revenues decreased 13.3% to $70.2 million in the third quarter of 2025, compared to $81.0 million in the year-ago period. The decrease in net revenues was primarily driven by a 10.3% decrease in volume of products sold, and a 3.5% decrease in net revenue per pound. The decrease in volume of products sold was primarily driven by weak category demand, reduced points of distribution in the U.S. retail channel, and lower sales of burger products to Quick Service Restaurant (“QSR”) customers in the international foodservice channel. The decrease in net revenue per pound was primarily driven by higher trade discounts, changes in product sales mix and price decreases of certain of our products, partially offset by favorable changes in foreign currency exchange rates.

U.S. retail channel net revenues decreased 18.4% to $28.5 million in the third quarter of 2025, compared to $35.0 million in the year-ago period. The decrease in net revenues was primarily driven by a 12.6% decrease in volume of products sold, and a 6.6% decrease in net revenue per pound. The decrease in volume of products sold was primarily driven by weak category demand and reduced points of distribution. The decrease in net revenue per pound was primarily driven by higher trade discounts and price decreases of certain of our products, partially offset by changes in product sales mix.

U.S. foodservice channel net revenues decreased 27.3% to $10.5 million in the third quarter of 2025, compared to $14.5 million in the year-ago period. The decrease in net revenues was primarily driven by a 27.1% decrease in volume of products sold, and a 0.3% decrease in net revenue per pound. The decrease in volume of products sold was primarily driven by weak category demand and the lapping of sales of chicken products to a U.S. QSR customer in the year-ago period. The decrease in net revenue per pound was primarily driven by higher trade discounts and price decreases of certain of our products, partially offset by changes in product sales mix.

International retail channel net revenues decreased 4.6% to $15.8 million in the third quarter of 2025, compared to $16.6 million in the year-ago period. The decrease in net revenues was primarily driven by a 12.5% decrease in volume of products sold, partially offset by a 9.1% increase in net revenue per pound. The decrease in volume of products sold was primarily driven by reduced sales of the Company’s burger, dinner sausage and chicken products. The increase in net revenue per pound was primarily driven by favorable changes in foreign currency exchange rates, price increases of certain of our products and changes in product sales mix, partially offset by higher trade discounts.

International foodservice channel net revenues increased 2.3% to $15.3 million in the third quarter of 2025, compared to $15.0 million in the year-ago period. The increase in net revenues was primarily driven by a 4.4% increase in volume of products sold, partially offset by a 2.0% decrease in net revenue per pound. The increase in volume of products sold was primarily due to higher sales of chicken products to a QSR customer, partially offset by reduced sales of burger products to certain QSR customers. The decrease in net revenue per pound was primarily driven by changes in product sales mix, partially offset by favorable changes in foreign currency exchange rates, lower trade discounts and, to a lesser extent, price increases of certain of our products.

Net revenues by channel (unaudited):

The following tables present the Company’s net revenues by channel for the periods presented:

	Three Months Ended		Change
(in thousands)	September 27, 2025	September 28, 2024	Amount	%
U.S.:
Retail	$28,537	$34,969	$(6,432)	(18.4)%
Foodservice	10,524	14,478	(3,954)	(27.3)%
U.S. net revenues	39,061	49,447	(10,386)	(21.0)%
International:
Retail	15,810	16,565	(755)	(4.6)%
Foodservice	15,347	14,994	353	2.4%
International net revenues	31,157	31,559	(402)	(1.3)%
Net revenues	$70,218	$81,006	$(10,788)	(13.3)%

	Nine Months Ended		Change
(in thousands)	September 27, 2025	September 28, 2024	Amount	%
U.S.:
Retail	$92,806	$116,926	$(24,120)	(20.6)%
Foodservice	30,992	37,132	(6,140)	(16.5)%
U.S. net revenues	123,798	154,058	(30,260)	(19.6)%
International:
Retail	44,359	46,728	(2,369)	(5.1)%
Foodservice	45,750	49,008	(3,258)	(6.6)%
International net revenues	90,109	95,736	(5,627)	(5.9)%
Net revenues	$213,907	$249,794	$(35,887)	(14.4)%

Volume of products sold by channel (unaudited):
The following table presents consolidated volume of the Company’s products sold in pounds for the periods presented:

	Three Months Ended		Change		Nine Months Ended		Change
(in thousands)	September 27, 2025	September 28, 2024	Amount	%	September 27, 2025	September 28, 2024	Amount	%
U.S.:
Retail	5,878	6,727	(849)	(12.6)%	17,754	22,296	(4,542)	(20.4)%
Foodservice	1,655	2,271	(616)	(27.1)%	5,042	6,061	(1,019)	(16.8)%
International:
Retail	3,128	3,576	(448)	(12.5)%	9,202	10,416	(1,214)	(11.7)%
Foodservice	4,328	4,144	184	4.4%	13,687	14,219	(532)	(3.7)%
Volume of products sold	14,989	16,718	(1,729)	(10.3)%	45,685	52,992	(7,307)	(13.8)%

Gross profit in the third quarter of 2025 was $7.2 million, or gross margin of 10.3%, compared to gross profit of $14.3 million, or gross margin of 17.7%, in the year-ago period. Gross profit and gross margin in the third quarter of 2025 included $1.7 million in expenses related to the suspension and substantial cessation of the Company’s operational activities in China. Additionally, gross profit and gross margin in the third quarter of 2025 were negatively impacted by increased cost of goods sold per pound and decreased net revenue per pound. The increase in cost of goods sold per pound primarily reflected higher materials costs and higher inventory provision, partially offset by lower manufacturing expenses, including depreciation, and lower logistics costs.
Operating expenses were $119.6 million in the third quarter of 2025, compared to $45.2 million in the year-ago period. Operating expenses in the third quarter of 2025 included $77.4 million in non-cash impairment charges related to certain of the Company’s long-lived assets. The Company performed a quantitative assessment in accordance with ASC 360 and concluded that an impairment of its long-lived assets existed at September 27, 2025. There were no such impairment charges in the year-ago period. Operating expenses in the third quarter of 2025 also included $0.8 million in certain non-routine SG&A expenses, $0.7 million in incremental legal and other fees and expenses associated with arbitration proceedings related to a contractual dispute with a former co-manufacturer and $0.6 million in costs related to the partial lease termination of a portion of the Company’s Campus Headquarters. Excluding these items, the decrease in operating expenses compared to the third quarter of 2024 was primarily driven by reduced marketing expenses and reduced non-production salaries and related expenses.

Loss from operations in the third quarter of 2025 was $112.3 million, compared to $30.9 million in the year-ago period. The increase in loss from operations was driven by the increase in operating expenses and the reduction in gross profit.

The following table summarizes certain charges recorded in the Company’s consolidated statement of operations for the third quarter of 2025 (unaudited):

(in thousands)
Charges recorded in cost of goods sold
Expenses related to suspension and substantial cessation of operational activities in China	$ 1,721
Total charges recorded in cost of goods sold	$ 1,721

Charges recorded in operating expenses
Non-cash impairment charge related to certain long-lived assets	$ 77,414
Certain non-routine SG&A expenses	$ 838
Incremental legal and other fees and expenses related to a contractual dispute with a former co-manufacturer	$ 662
Costs related to partial lease termination	$ 555
Expenses related to suspension and substantial cessation of operational activities in China	$ 36
Total charges recorded in operating expenses	$ 79,504
Total	$ 81,225

Total other income, net, was $1.6 million in the third quarter of 2025, compared to total other income, net, of $4.4 million in the year-ago period. The decrease in total other income, net, was primarily due to a reduction in net realized and unrealized foreign currency transaction gains and an increase in interest expense related to leases and to the Company’s delayed draw term loan facility, partially offset by benefit from the remeasurement of warrant liability and interest income.

Net loss was $110.7 million in the third quarter of 2025, compared to $26.6 million in the year-ago period. Net loss per common share was $1.44 in the third quarter of 2025, compared to $0.41 in the year-ago period. The increase in net loss in the third quarter of 2025 was primarily driven by the increase in loss from operations and the decrease in total other income, net.

Adjusted EBITDA was a loss of $21.6 million, or -30.8% of net revenues, in the third quarter of 2025, compared to an Adjusted EBITDA loss of $19.8 million, or -24.4% of net revenues, in the year-ago period.

Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents balance, including restricted cash, was $131.1 million and total outstanding debt was $1.2 billion as of September 27, 2025. Net cash used in operating activities was $98.1 million in the nine months ended September 27, 2025, compared to $69.9 million in the year-ago period. Capital expenditures totaled $9.3 million in the nine months ended September 27, 2025, compared to $4.5 million in the year-ago period. Net cash used in investing activities was $8.0 million in the nine months ended September 27, 2025, compared to $10,000 in the year-ago period. Net cash provided by financing activities was $87.8 million in the nine months ended September 27, 2025, compared to net cash used in financing activities of $1.3 million in the year-ago period. Net cash provided by financing activities in the nine months ended September 27, 2025 included draws in the aggregate amount of $100.0 million from the Company’s Delayed Draw Term Loan Facility with Unprocessed Foods, LLC, partially offset by related debt issuance costs.

Subsequent to the end of the third quarter, on October 29, 2025, the Company announced the final tender results of its previously-announced exchange offer (the “Exchange Offer”) to exchange any and all of its 2027 convertible notes for a pro rata portion of: (i) up to $202.5 million in aggregate principal amount of new convertible second lien notes; and (ii) up to 326,190,370 shares of the Company’s common stock. Following the final settlement date of the Exchange Offer on October 30, 2025 (the “Final Settlement Date”), a total of (i) $209,721,000 in aggregate principal amount of new convertible notes (inclusive of $12.5 million in aggregate principal amount of new convertible notes as payment to certain holders of 2027 convertible notes that had entered into a transaction support agreement with the Company related to the Exchange Offer) and (ii) 317,834,446 shares of the Company’s common stock have been issued by the Company in connection with the Exchange Offer. The 2027 convertible notes tendered in the Exchange Offer represented 97.44% of the aggregate outstanding principal amount of the 2027 convertible notes. Following the Final Settlement Date, $29,459,000 in aggregate principal amount of the 2027 convertible notes remained outstanding.

In addition, subsequent to the end of the third quarter, the Company sold 58,888,790 shares of common stock under its “at-the-market” offering program (“ATM Program”) for an aggregate offering price of $151.7 million. Sales agent’s commissions related to these sales under the ATM Program were $3.0 million, resulting in aggregate net proceeds of approximately $148.7 million. As of October 27, 2025, the Company had approximately $2,000 in capacity remaining for further sale of shares of common stock under the ATM Program.

2025 Outlook

The Company continues to experience an elevated level of uncertainty within its operating environment, which has, and management believes could continue to have, unforeseen impacts on the Company’s actual realized results. In light of this uncertainty, the Company is limiting its revised outlook to the following:
•In the fourth quarter of 2025, net revenues are expected to be in the range of $60 million to $65 million.

Conference Call and Webcast

The Company will host a conference call to discuss these results at 5:00 p.m. Eastern, 2:00 p.m. Pacific on Tuesday, November 11, 2025. Investors interested in participating in the live call can dial 412-902-4255. There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.beyondmeat.com. The webcast will also be archived.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0 mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its fourth quarter 2025 outlook.

Forward-looking statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to macroeconomic issues, including high inflation and interest rates, prolonged, weakening demand in the plant-based meat category, ongoing concerns about the likelihood of a recession and increased competition, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the sufficiency of our cash and cash equivalents to meet our liquidity needs, including estimates of our expenses, future revenues, capital expenditures and capital requirements; our ability to obtain additional equity or debt financing, the terms of any such financing, and our ability to continue to bolster our balance sheet; risks associated with our indebtedness, leverage and liquidity relating to our significant debt, including our ability to repay our indebtedness, limitations on our cash flows from operating activities and our ability to satisfy our obligations under each of the Loan and Security Agreement dated as of May 7, 2025 by and between the Company and Unprocessed Foods, LLC, an affiliate of Ahimsa Foundation, as lender (the “Loan and Security Agreement”), our 0% Convertible Senior Notes due 2027 (the “2027 Notes”) and our 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes, the “Notes”) issued in the Exchange Offer, and the covenants in the respective indentures relating to such Notes; our ability to refinance the Notes; our ability to raise the funds necessary to repurchase the Notes for cash, under certain circumstances, or to pay any cash amounts due under the Notes; our ability to pay tax liabilities arising from cancellation of indebtedness income in connection with the Exchange Offer; the impact of the Exchange Offer on future availability of our pre-change net operating loss carryforwards and other tax attributes to offset our future net taxable income; the annual limitations on utilization of any remaining operating loss and tax credit carryforwards due to ownership change limitations provided by the Internal Revenue Code and similar state tax provisions; the significant dilution to stockholders that resulted from the Exchange Offer and which will result if we exchange any portion of our outstanding Notes for equity, issue shares of our common stock underlying the 2030 Notes, including in connection with conversions of the 2030 Notes pursuant to the terms thereof, or if the lenders under the Loan and Security Agreement exercise their related warrants to purchase shares of our common stock (the “Warrants”); provisions in the respective indentures governing the Notes and the Loan and Security Agreement delaying or preventing an otherwise beneficial takeover of us; and any adverse impact on our reported financial condition and results from the accounting methods for the Notes; a further decrease in demand, and the underlying factors negatively impacting demand, in the plant-based meat category, including the exacerbation of weakness in the category by macroeconomic trends; market price fluctuations in the price of our common stock which may reflect market and trading dynamics unrelated to our underlying business, operating and financial performance or prospects or macro or industry fundamentals which may not coincide in timing with the disclosure of news or developments by or affecting us, causing the market price of our common stock to fluctuate dramatically or decline rapidly, regardless of any developments in our business or financial results; the impact of general economic conditions in the U.S. and international markets on us, our customers, our suppliers, our vendors and consumers, including concerns related to high inflation, geopolitical and economic uncertainty and instability, a potential recession, the ongoing shutdown of the federal government including regulatory agencies, tariffs and trade wars, and the effects of those conditions on consumer spending; the impact of adverse and uncertain political conditions in the U.S. and international markets, such as greater restrictions on free trade through significant increases in tariffs on raw materials, ingredients, finished goods and other products and supplies imported into the United States and increased uncertainty surrounding international trade policy and regulations, trade wars, including through the implementation of retaliatory tariffs or related counter-measures, and the negative effects of anti-American sentiment as well as the impact of inflation and higher interest rates on consumer behavior, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; risks and uncertainties related to identifying and executing certain cost-reduction initiatives, cost structure improvements, workforce reductions and executive leadership changes, and the timing and success of continuing to reduce operating expenses and achieving our profitability and financial performance objectives; the timing and success of narrowing our commercial focus to certain anticipated growth opportunities; accelerating activities that prioritize gross margin expansion and cash generation, including as part of our review of our global operations initiated in 2023 (“Global Operations Review”); changes to our pricing architecture within certain channels; cash-accretive inventory reduction initiatives; and further cost-reduction initiatives; our ability to successfully execute our Global Operations Review and any resulting strategic plans, including the exit or discontinuation of select product lines; the impact of non-cash charges such as provision for excess and obsolete inventory and potential additional impairment charges, write-offs, disposals and accelerated depreciation of fixed assets, and losses on sale and write-down of fixed assets; further optimization of our manufacturing capacity and real estate footprint; workforce reductions; and the suspension and substantial cessation of our operational activities in China in the first half of 2025; matters relating to our El Segundo Campus and Innovation Center (“Campus Headquarters”) including, without limitation, the ability to meet our obligations under our Campus Headquarters lease, as amended from time to time (the “Campus Lease”), the timing of occupancy and completion of the build-out of our remaining space, any cost overruns or delays, the impact of workforce reductions or other cost-reduction initiatives on our space demands, the impact of the surrender of a portion of the existing premises; the impact of the sublease of a portion of the existing premises, and the timing and success of surrendering, subleasing, assigning or otherwise transferring the remaining excess space or negotiating additional partial lease terminations and/or subleases or other dispositions of our Campus Headquarters on terms advantageous to us or at all, including any potential additional impairment charges that may result; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses, or risks related to excess space capacity under our leases due to workforce reductions or other cost-reduction initiatives; reduced consumer confidence and changes in consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to levels of consumers’ disposable income, credit availability and debt levels, and economic conditions, including due to potential recessionary and inflationary pressures; our inability to properly manage and ultimately sell our inventory in a timely manner, which has in the past and could in the future require us to sell our products through liquidation channels at lower prices, write-down or write-off obsolete inventory, or increase inventory provision; impairment charges, including due to any future changes in estimates, judgments or assumptions, failure to achieve forecasted operating results, weakness in the economic environment, changes in market conditions, declines in our market capitalization, failure to sublease, assign or otherwise transfer the remaining excess space or negotiate additional partial lease terminations and/or subleases or other dispositions of our Campus Headquarters on terms advantageous to us or at all, and the suspension and substantial cessation of our operational activities in China in the first half of 2025; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products, such as our Beyond Ground, Beyond Steak Filet, Beyond Chicken Pieces, Beyond Sun Sausage and Beyond Steak lines, and improve existing products such as our Beyond IV platform, including in new geographic markets; the effects of competitive activity from our market competitors and new market entrants; our ability to protect our brand against misinformation about our products and the plant-based meat category, real or perceived quality or health issues with our products, marketing campaigns aimed at generating negative publicity regarding our products and the plant-based meat category, including regarding the nutritional value of our products, and other issues that could adversely affect our brand and reputation; disruption to, and the impact of uncertainty in, our domestic and international supply chain, including labor shortages and disruption, shipping delays and disruption, the impact of tariffs on raw materials, ingredients, finished goods and other products and supplies imported into the U.S., and the impact of cyber incidents at suppliers and vendors; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the continued implementation of significant cost cutting measures such as further downsizing and exiting certain operations, including product lines, domestically and/or abroad; the impact of uncertainty as a result of doing business internationally, including as a result of the suspension and substantial cessation of our operational activities in China in the first half of 2025; the volatility of or inability to access the capital markets, including due to macroeconomic factors, geopolitical tensions or the outbreak of hostilities or war—for example, the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; changes in the retail landscape, including our ability to maintain and expand our distribution footprint, the timing, success and level of trade and promotion discounts, our ability to maintain and grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, our ability to maintain and increase sales velocity of our products, and the timing and success of planned new products or recently launched products, including Beyond Ground, Beyond Steak Filet, Beyond Chicken Pieces, Beyond Steak, our Beyond IV platform and Beyond Sun Sausage; changes in the foodservice landscape, including the timing, success and level of marketing and other financial incentives to assist in the promotion of our products, our ability to maintain and grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions, including the timing and success of planned new products or recently launched products, such as Beyond Ground, Beyond Steak Filet, Beyond Chicken Pieces, Beyond Steak, our Beyond IV platform and Beyond Sun Sausage, in increasing revenues and market share; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market, including the timing and success of planned new products or recently launched products such as Beyond Ground, Beyond Steak Filet, Beyond Chicken Pieces, Beyond Steak, our Beyond IV platform and Beyond Sun Sausage; the timing and success of strategic Quick Service Restaurant (“QSR”) partnership launches and limited time offerings resulting in permanent menu items and our ability to attract and retain QSR and other strategic customers; the outcomes of, and costs related to, legal or administrative proceedings, or new legal or administrative proceedings filed against us; foreign currency exchange rate fluctuations; the effectiveness of our business systems and processes; our estimates of the size of our market opportunities and ability to accurately forecast market growth; our ability to effectively optimize our manufacturing and production capacity, and real estate footprint, including consolidating manufacturing facilities and production lines, exiting co-manufacturing arrangements or entering into new arrangements under terms that are ultimately beneficial to us and effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which have in the past and could in the future give rise to increased cost of goods sold per unit, underutilization fees, termination fees and other costs to exit certain supply chain arrangements and product lines, and/or the write-down or write-off of certain equipment and other fixed assets and impairment charges, all of which could negatively impact gross margin; our ability to accurately forecast our future results of operations and financial goals or targets, including as a result of fluctuations in demand for our products and in the plant-based meat category generally, increased competition, and the impact of broader macroeconomic conditions and market uncertainty; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and the timing of customer promotions, shelf reset activities, and planned price increases in certain channels as a result of tariffs or otherwise; customer and distributor changes and buying patterns, such as reductions in targeted inventory levels; and supply chain and labor disruptions, including due to the impact of cyber incidents at suppliers and vendors; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, the timing and success of changes to our pricing architecture within certain channels, our ability to pass on price increases in full or at all, including due to the impact of tariffs and macroeconomic conditions, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international business and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics (such as the COVID-19 pandemic), epidemics or other public health crises, or fear of such crises; the success of our marketing initiatives and the ability to maintain and grow our brand awareness, maintain, protect and enhance our brand, or rebrand altogether, attract and retain new customers and maintain and grow our market share, particularly while we are seeking to reduce our operating expenses; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, vendors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products; the availability of pea and other proteins and avocado oil that meet our standards; our ability to diversify the protein sources and avocado oil sources used for our products; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs, including due to the impact of tariffs; our ability to keep pace with technological changes impacting the development of our products and implementation of our business needs; significant disruption in, or breach in security of our or our suppliers’ or vendors’ information technology systems, including any inability to detect or timely report any cybersecurity incidents, and resultant interruptions in service and any related impact on our reputation, including data privacy, and any potential impact on our supply chain, including on customer demand, order fulfillment and lost sales, and the resulting timing and/or amount of net revenues recognized; the ability of our transportation providers to ship and deliver our products in a timely and cost-effective manner; senior management and key personnel changes, the attraction, training and retention of qualified employees and key personnel, and our ability to maintain our company culture; the effects of organizational changes including reductions-in-force and realignment of reporting structures; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees, and use of certain third party service providers for the performance of several business operations including payroll and human capital management services; the impact of potential workplace hazards; the effects of natural or man-made catastrophic or severe weather events, including events brought on by climate change, particularly involving our or any of our co-manufacturers’ manufacturing facilities, our suppliers’ facilities or any other vital aspects of our supply chain; the effectiveness of our internal controls; accounting estimates based on judgment and assumptions that may differ from actual results; changes in laws and government regulation, and their enforcement, affecting our business, including the U.S. Food and Drug Administration (“FDA”) and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation, and any adverse effects due to the recent U.S. government shutdown and potential disruptions at the FDA, SEC and other government agencies and regulatory authorities; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling, packaging or naming of our products, including requirements regarding nutrient content claims, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; adverse developments affecting the financial services industry; the financial condition of, and our relationships with our suppliers, vendors, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers, vendors and co-manufacturers to comply with food safety, environmental or other laws or regulations and the impact of any non-compliance on our operations, brand reputation and ability to fulfill orders in full and on time; seasonality, including increased levels of grilling activity and higher levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the impact of increased scrutiny from a variety of stakeholders, institutional investors and governmental bodies on environmental, social and governance practices; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of changes in tax laws; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025 filed with the SEC on May 8, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 filed with the SEC on August 8,2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2025 to be filed with the SEC, and under the heading “Supplementary Risk Factors” in the Company’s Current Report on Form 8-K filed with the SEC on October 6, 2025, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.

Availability of Information on Beyond Meat’s Website and Social Media Channels

Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat on Facebook, Instagram, Threads, LinkedIn and Reddit). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting “Request Email Alerts” in the “Investors” section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts

Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross
beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net revenues	$70,218	$81,006	$213,907	$249,794
Cost of goods sold	62,988	66,698	199,151	218,101
Gross profit	7,230	14,308	14,756	31,693
Research and development expenses	4,917	6,133	18,186	21,478
Selling, general and administrative expenses	37,230	39,084	122,598	128,529
Loss from impairment of long-lived assets	77,414	—	77,414	—
Total operating expenses	119,561	45,217	218,198	150,007
Loss from operations	(112,331)	(30,909)	(203,442)	(118,314)
Other income (expense), net:
Interest expense	(4,418)	(1,028)	(7,444)	(3,072)
Remeasurement of warrant liability	5,318	—	5,318	—
Other, net	750	5,405	12,799	6,005
Total other income (expense), net	1,650	4,377	10,673	2,933
Loss before taxes	(110,681)	(26,532)	(192,769)	(115,381)
Income tax expense (benefit)	—	6	—	(26)
Equity in losses of unconsolidated joint venture	7	38	77	61
Net loss	$(110,688)	$(26,576)	$(192,846)	$(115,416)
Net loss per share available to common stockholders—basic and diluted	$(1.44)	$(0.41)	$(2.52)	$(1.78)
Weighted average common shares outstanding—basic and diluted	76,670,868	65,060,729	76,455,931	64,880,008

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	September 27, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$117,296	$131,913
Restricted cash, current	1,170	1,041
Accounts receivable, net	27,920	26,862
Inventory	110,294	113,444
Prepaid expenses and other current assets	31,048	11,332
Assets held for sale	910	1,864
Total current assets	288,638	286,456
Restricted cash, non-current	12,600	12,600
Property, plant and equipment, net	254,387	184,887
Operating lease right-of-use assets	5,218	123,975
Prepaid lease costs, non-current	35,704	68,005
Other non-current assets, net	1,599	622
Investment in unconsolidated joint venture	1,523	1,601
Total assets	$599,669	$678,146
Liabilities and stockholders’ deficit:
Current liabilities:
Accounts payable	$46,091	$37,571
Current portion of operating lease liabilities	1,753	4,125
Accrued expenses and other current liabilities	11,244	11,656
Accrued litigation settlement	—	7,250
Short-term finance lease liabilities	4,554	851
Total current liabilities	$63,642	$61,453
Long-term liabilities:
Convertible senior notes, net	$1,144,427	$1,141,476
Delayed draw term loan, net	77,734	—
Delayed draw term loan warrants	14,825	—
Operating lease liabilities, net of current portion	4,023	73,613
Finance lease obligations and other long-term liabilities	79,083	2,812
Total long-term liabilities	$1,320,092	$1,217,901

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	September 27, 2025	December 31, 2024
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 76,751,920 shares and 76,065,969 shares issued and outstanding at September 27, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	657,549	644,004
Accumulated deficit	(1,434,377)	(1,241,531)
Accumulated other comprehensive loss	(7,245)	(3,689)
Total stockholders’ deficit	$(784,065)	$(601,208)
Total liabilities and stockholders’ deficit	$599,669	$678,146

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Nine Months Ended
	September 27, 2025	September 28, 2024
Cash flows from operating activities:
Net loss	$(192,846)	$(115,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from impairment of long-lived assets	77,414	—
Depreciation and amortization	25,043	17,464
Non-cash lease expense	3,331	6,198
Share-based compensation expense	13,924	17,753
Provision for credit losses	(198)	232
Loss on sale and write-down of fixed assets	128	493
Amortization of debt issuance costs	2,987	2,951
Equity in losses of unconsolidated joint venture	77	61
Unrealized gains on foreign currency transactions	(11,193)	(1,118)
Change in common stock warrant liability	(5,318)	—
Paid-in-kind interest	1,499	—
Net change in operating assets and liabilities:
Accounts receivable	(38)	(2,977)
Inventories	5,334	5,361
Prepaid expenses and other current assets	(1,322)	144
Accounts payable	(1,379)	(797)
Accrued expenses and other current liabilities	(7,847)	7,135
Prepaid lease costs, non-current	(5,117)	(4,933)
Operating lease liabilities	(2,617)	(2,412)
Net cash used in operating activities	$(98,138)	$(69,861)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(9,330)	$(4,540)
Proceeds from sale of fixed assets	1,256	4,093
Proceeds from note receivable on assets previously held for sale	83	—
Proceeds from security deposits	—	437
Net cash used in investing activities	$(7,991)	$(10)
Cash flows from financing activities:

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Nine Months Ended
	September 27, 2025	September 28, 2024
Proceeds from delayed draw term loan	$100,000	$—
Payments of debt issuance costs	(10,314)	—
Principal payments under finance lease obligations	(1,486)	(683)
Proceeds from exercise of stock options	6	18
Payments of minimum withholding taxes on net share settlement of equity awards	(385)	(617)
Net cash provided by (used in) financing activities	$87,821	$(1,282)
Net decrease in cash, cash equivalents and restricted cash	(18,308)	(71,153)
Cash, cash equivalents and restricted cash at the beginning of the period	145,554	205,935
Effect of foreign currency exchange rate changes on cash	3,820	108
Cash, cash equivalents and restricted cash at the end of the period	$131,066	$134,890
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$2	$16
Non-cash investing and financing activities:
Issuance of common stock warrants in connection with delayed draw term loan	$20,363	$—
Non-cash additions to property, plant and equipment	$676	$5,482
Operating lease right-of-use assets obtained in exchange for lease liabilities	$1,877	$1,755
Reclassification of pre-paid lease costs to finance lease right-of-use assets	$19,929	$123
Non-cash addition to financing leases	$10,238	$4,618

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in our operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as substitutes for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
“Adjusted loss from operations” is defined as loss from operations adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.

“Adjusted operating margin” is defined as Adjusted loss from operations divided by net revenues.

“Adjusted net loss” is defined as net loss adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s normal business activities.

“Adjusted net loss per diluted common share” is defined as Adjusted net loss divided by the number of diluted common shares outstanding.

We consider Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.

“Adjusted EBITDA” is defined as net loss adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, share-based compensation expense, non-cash charges related to the suspension and substantial cessation of our operational activities in China, costs related to a partial lease termination of a portion of the Campus Headquarters, non-cash loss from impairment of long-lived assets, accrued litigation settlement costs, remeasurement of warrant liability, and Other, net, including interest income and foreign currency transaction gains and losses.

“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.

There are a number of limitations related to the use of Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;
•Adjusted EBITDA does not reflect certain cash costs related to a partial lease termination of a portion of the Company’s Campus Headquarters, which reduces cash available to us;
•Adjusted EBITDA does not reflect non-cash loss from impairment of long-lived assets and therefore does not include all of our operating expenses;
•Adjusted EBITDA does not reflect accrued litigation settlement costs which reduce cash available to us;
•Adjusted EBITDA does not reflect non-cash impact of remeasurement of warrant liability;
•Adjusted EBITDA does not reflect Other, net, including interest income and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, loss from operations, operating margin, net loss and net loss per share available to common stockholders—basic and diluted, respectively, each as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Loss from operations, as reported	$(112,331)	$(30,909)	$(203,442)	$(118,314)
Non-cash charges related to suspension and substantial cessation of operational activities in China	1,757	—	5,579	—
Costs related to partial lease termination	555	—	1,054	—
Loss from impairment of long-lived assets	77,414	—	77,414	—
Accrued litigation settlement costs	—	—	—	7,500
Adjusted loss from operations	$(32,605)	$(30,909)	$(119,395)	$(110,814)
Loss from operations as a % of net revenues	(160.0)%	(38.1)%	(95.1)%	(47.4)%
Adjusted operating margin	(46.4)%	(38.1)%	(55.8)%	(44.4)%

	Three Months Ended		Nine Months Ended
(in thousands)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net loss, as reported	$(110,688)	$(26,576)	$(192,846)	$(115,416)
Non-cash charges related to suspension and substantial cessation of operational activities in China	1,757	—	5,579	—
Costs related to partial lease termination	555	—	1,054	—
Loss from impairment of long-lived assets	77,414	—	77,414	—
Accrued litigation settlement costs	—	—	—	7,500
Remeasurement of warrant liability	(5,318)	—	(5,318)	—
Adjusted net loss	$(36,280)	$(26,576)	$(114,117)	$(107,916)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share amounts)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Numerator:
Net loss, as reported	$(110,688)	$(26,576)	$(192,846)	$(115,416)
Non-cash charges related to suspension and substantial cessation of operational activities in China	1,757	—	5,579	—
Costs related to partial lease termination	555	—	1,054	—
Loss from impairment of long-lived assets	77,414	—	77,414	—
Accrued litigation settlement costs	—	—	—	7,500
Remeasurement of warrant liability	(5,318)	—	(5,318)	—
Adjusted net loss used in computing Adjusted net loss per diluted common share	$(36,280)	$(26,576)	$(114,117)	$(107,916)
Denominator:
Weighted average shares used in computing Adjusted net loss per common share	76,670,868	65,060,729	76,455,931	64,880,008
Adjusted net loss per diluted common share	$(0.47)	$(0.41)	$(1.49)	$(1.66)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net loss per share available to common stockholders—basic and diluted, as reported	$(1.44)	$(0.41)	$(2.52)	$(1.78)
Non-cash charges related to suspension and substantial cessation of operational activities in China	0.02	—	0.07	—
Costs related to partial lease termination	0.01	—	0.02	—
Loss from impairment of long-lived assets	1.01	—	1.01	—
Accrued litigation settlement costs	—	—	—	0.12
Remeasurement of warrant liability	$(0.07)	$—	$(0.07)	$—
Adjusted net loss per diluted common share	$(0.47)	$(0.41)	$(1.49)	$(1.66)

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net loss, as reported	$(110,688)	$(26,576)	$(192,846)	$(115,416)
Income tax benefit	—	6	—	(26)
Interest expense	4,418	1,028	7,444	3,072
Depreciation and amortization expense(1)	7,604	5,282	20,081	17,464
Share-based compensation expense	3,767	5,905	13,924	17,753
Non-cash charges related to suspension and substantial cessation of operational activities in China(2)	1,757	—	5,579	—
Costs related to partial lease termination, net of amounts included in depreciation and amortization expense(3)	169	—	443	—
Loss from impairment of long-lived assets	77,414	—	77,414	—
Accrued litigation settlement costs	—	—	—	7,500
Remeasurement of warrant liability	(5,318)	—	(5,318)	—
Other, net(4)(5)	(750)	(5,405)	(12,799)	(6,005)
Adjusted EBITDA	$(21,627)	$(19,760)	$(86,078)	$(75,658)
Net loss as a % of net revenues	(157.6)%	(32.8)%	(90.2)%	(46.2)%
Adjusted EBITDA as a % of net revenues	(30.8)%	(24.4)%	(40.2)%	(30.3)%
_____________

(1)
Excludes $1.7 million and $4.9 million in accelerated depreciation related to suspension and substantial cessation of operational activities in China in the three and nine months ended September 27, 2025, respectively.

(2)
Includes $1.7 million and $4.9 million in accelerated depreciation related to suspension and substantial cessation of operational activities in China in the three and nine months ended September 27, 2025, respectively, and $0 and $0.6 million in inventory and asset write-offs related to suspension and substantial cessation of operational activities in China in the three and nine months ended September 27, 2025, respectively.

(3)
Includes $0.2 million and $0.4 million in amortization of lease termination costs apportioned for the three and nine months ended September 27, 2025, respectively, that are already included in Depreciation and amortization expense above. No such costs were incurred in the three and nine months ended September 28, 2024.

(4)
Includes $0.1 million and $4.1 million in net realized and unrealized foreign currency transaction gains in the three months ended September 27, 2025 and September 28, 2024, respectively. Includes $11.1 million and $0.6 million in net realized and unrealized foreign currency transaction gains in the nine months ended September 27, 2025 and September 28, 2024, respectively.

(5)
Includes $0.6 million and $1.4 million in interest income in the three months ended September 27, 2025 and September 28, 2024, respectively. Includes $2.0 million and $5.1 million in interest income in the nine months ended September 27, 2025 and September 28, 2024, respectively. Includes $0.5 million in subsidies received from the Jiaxing Economic Development Zone Finance Bureau related to our investment in BYND JX in the nine months ended September 28, 2024.